SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2001

CONSOLIDATED NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)
Delaware	1-3196	54-1966737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (804) 819-2000

(Former name or former address if changed since last report.)

Item 5. Other Events

On March 19, 2001, Consolidated Natural Gas Company executed the Twentieth Supplemental Indenture to its 1971 Indenture, dated as of May 1, 1971, between the Company and Chase Manhattan Bank. Prior to amending the 1971 Indenture, the Company solicited and received the necessary consents from bond holders for the amendments. The only series outstanding under the 1971 Indenture are the 5 3/4 percent debentures due August 1, 2003 and the 6 5/8 percent debentures due December 1, 2013 aggregating $300 million in principal amount.

The Twentieth Supplemental Indenture provides for, among other things, the following:

  the removal of certain covenant restrictions, including restrictions on dividend payments, in the 1971 Indenture no additional debentures to be issued under the 1971 Indenture requires the Company to comply with all covenants and restrictions in the 1995 Indenture between the Company and the United States Trust Company of New York

Approval from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 to amend the 1971 Indenture was received also on March 19, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

4. Twentieth Supplemental Indenture, dated as of March 19, 2001 (Exhibit 4(viii), Form 10-K for the fiscal year ended December 31, 2000, File No. 1-8489, incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOLIDATED NATURAL GAS COMPANY

March 22, 2001	/s/ Steven A. Rogers
Steven A. Rogers Vice President and Controller (Principal Accounting Officer)